SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2014

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

                       Does Not Apply
(Former name or former address, if changed since last report)

ITEM 1.01. Entry into a Material Definitive Agreement.

Addendum to Settlement Agreement with Wells Fargo

On April 7, 2011, SecurityNational  Mortgage Company ("SecurityNational Mortgage"),  a wholly owned subsidiary of Security National Financial Corporation, entered into the Settlement Agreement and Release (the "Settlement Agreement") with Wells Fargo Funding, Inc. ("Wells Fargo Funding"). On December 4, 2014, SecurityNational Mortgage and Wells Fargo Bank (which was assigned Wells Fargo Funding's interest in the Settlement Agreement) entered into a Second Addendum (the "Addendum") to the Settlement Agreement, in which SecurityNational Mortgage agreed to make a final payment to Wells Fargo Bank by December 30, 2014, to satisfy and terminate its remaining payment obligations under the Settlement Agreement.

The remaining payments that SecurityNational Mortgage would no longer be required to make to Wells Fargo Bank if the final payment was made by December 30, 2014, would consist of (i) 10 basis points (.0010) of the purchase proceeds of any additional loans sold by SecurityNational Mortgage to any mortgage loan purchaser, including Wells Fargo Bank, through March 31, 2017,  and (ii) 50% of the net proceeds from the sale of 26 real estate properties owned by SecurityNational Mortgage. SecurityNational Mortgage made the final payment to Wells Fargo Bank pursuant to the terms of the Addendum on December 29, 2014 from its loan loss reserve, thereby satisfying in full its payment obligations under the Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: December 31, 2014	By: /s/ Scott M. Quist
Scott M. Quist, Chairman, President and Chief Executive Officer